UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      May 17, 2006 (May 11, 2006)
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On May 11, 2006, the registrant entered into an arrangement with one of its directors, Eric P. Robison, whereby Mr. Robison will provide various consulting services to the registrant in connection with identifying and pursuing possible business development opportunities, as and to the extent requested by the Chief Executive Officer from time to time. In consideration for such services, the Company will pay to Mr. Robison a fee of $2,500 per day for each full day of service, together with reimbursement of out-of-pocket expenses reasonably and actually incurred, provided that the aggregate compensation to be paid to Mr. Robison pursuant to this arrangement shall not exceed $59,000.
Section 8 — Other Events
Item 8.01 — Other Events.
     In connection with the consulting arrangement described under Item 1.01, Mr. Robison has resigned as a member of the audit committee of the registrant’s board of directors, effective as of May 11, 2006.
     Holcombe T. Green, Jr., one of the registrant’s directors, has been appointed to the audit committee of the registrant’s board of directors effective as of May 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

	By:	/s/ Martin R. Gausvik

Name: Martin R. Gausvik Title: Executive Vice President and Chief Financial Officer

Date: May 17, 2006